Exhibit 10.1

EQUITY PURCHASE AGREEMENT

This equity purchase agreement (this “Agreement”) is entered into as of February 19, 2020 (provided, however, that this Agreement shall only be effective as of the Execution Date (as defined in this Agreement)), by and between VPR Brands, LP., a Delaware limited partnership (the “Company”), and DiamondRock, LLC, a New York limited liability company (the “Investor”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase up to Five Million Dollars ($5,000,000.00) of the Company’s Common Units (as defined below);

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Agreement” shall have the meaning specified in the preamble hereof.

“Average Daily Trading Value” shall mean the average trading volume of the Company’s Common Units in the five (5) Trading Days immediately preceding the respective Put Date multiplied by the average VWAP of the Company’s Common Units in the five (5) Trading Days immediately preceding the respective Put Date.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Claim Notice” shall have the meaning specified in Section 9.3(a).

“Clearing Date” shall be the date on which the Investor receives the Put Shares as DWAC Shares in its brokerage account.

“Closing” shall mean one of the closings of a purchase and sale of shares of Common Units pursuant to Section 2.3.

“Closing Certificate” shall mean the closing certificate of the Company in the form of Exhibit B hereto.

“Closing Date” shall mean the date of any Closing hereunder.

“Commitment Period” shall mean the period commencing on the effective date of the Form S-1 Registration Statement filed for the Put Shares, and ending on the earlier of (i) the date on which the Investor shall have purchased Put Shares pursuant to this Agreement equal to the Maximum Commitment Amount, (ii) or such time as the Form S-1 Registration Statement filed for the Put Shares is no longer effective, or (iii) 24 months after the initial effectiveness of the Form S-1 Registration Statement filed for the Put Shares or (iv) written notice of termination by the Company to the Investor (which shall not occur at any time that the Investor holds any of the Put Shares).

“Common Units” shall mean the Company’s common units, no par value, and any shares of any other class of common units whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

“Common Units Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Units, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Units.

“Company” shall have the meaning specified in the preamble to this Agreement.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Damages” shall mean any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation).

“Dispute Period” shall have the meaning specified in Section 9.3(a).

“DTC” shall mean The Depository Trust Company, or any successor performing substantially the same function for the Company.

“DTC/FAST Program” shall mean the DTC’s Fast Automated Securities Transfer Program.

“DWAC” shall mean Deposit Withdrawal at Custodian as defined by the DTC.

“DWAC Eligible” shall mean that (a) the Common Units are eligible at DTC for full services pursuant to DTC’s Operational Arrangements, including, without limitation, transfer through DTC’s DWAC system, (b) the Company has been approved (without revocation) by the DTC’s underwriting department, (c) the Transfer Agent is approved as an agent in the DTC/FAST Program, (d) the Put Shares are otherwise eligible for delivery via DWAC, and (e) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Put Shares, via DWAC.

“DWAC Shares” means shares of Common Units that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor’s or its designee’s specified DWAC account with DTC under the DTC/FAST Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“Estimated Put Shares” shall have the meaning specified in Section 2.2(c).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Cap” shall have the meaning set forth in Section 7.1(c).

“Execution Date” shall mean the last date that this Agreement is signed by the parties hereto.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

 “Indemnified Party” shall have the meaning specified in Section 9.2.

“Indemnifying Party” shall have the meaning specified in Section 9.2.

“Indemnity Notice” shall have the meaning specified in Section 9.3(b).

“Initial Pricing” per share shall mean 85% of the average daily VWAP of the Common Units during the five (5) Trading Days immediately prior to the date of the respective Put Notice.

“Initial Pricing Period” shall mean the five (5) Trading Days immediately prior to the date of the respective Put Notice.

“Investment Amount” shall mean the dollar amount to be invested by Investor to purchase Put Shares with respect to any Put as notified by the Company to Investor in accordance with Section 2.2, less a non-accountable expense allowance equal to five percent (5%) thereof.

“Investor” shall have the meaning specified in the preamble to this Agreement.

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall mean any effect on the business, operations, properties, or financial condition of the Company and the Subsidiaries that is material and adverse to the Company and the Subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any Transaction Document.

“Maximum Commitment Amount” shall mean Five Million Dollars ($5,000,000.00).

“Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal Market” shall mean any of the national exchanges (i.e. NYSE, NYSE AMEX, Nasdaq), or principal quotation systems (i.e. OTCQX, OTCQB, OTC Pink, the OTC Bulletin Board), or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for the Common Units.

“Purchase Price” shall mean 85% of the average daily VWAP of the Company’s Common Units during the Valuation Period.

“Put” shall mean the right of the Company to require the Investor to purchase shares of Common Units, subject to the terms and conditions of this Agreement.

“Put Date” shall mean any Trading Day during the Commitment Period that a Put Notice is deemed delivered pursuant to Section 2.2(b).

“Put Notice” shall mean a written notice, substantially in the form of Exhibit A hereto, to Investor setting forth the Put Shares which the Company intends to require Investor to purchase pursuant to the terms of this Agreement.

“Put Shares” shall mean all shares of Common Units issued, or that the Company shall be entitled to issue, per any applicable Put Notice in accordance with the terms and conditions of this Agreement.

“Registration Rights Agreement” shall mean the Registration Rights Agreement for the Put Shares subject to this Agreement between the Investor and the Company entered into on the Execution Date.

“Registration Statement” shall have the meaning specified in Section 6.4.

“Regulation D” shall mean Regulation D promulgated under the Securities Act.

“Required Minimum” shall mean, as of any date, the maximum aggregate number of shares of Common Units then issued or potentially issuable in the future pursuant to the Transaction Documents, ignoring any beneficial ownership limitations set forth therein.

“Rule 144” shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

“SEC” shall mean the United States Securities and Exchange Commission.

“SEC Documents” shall have the meaning specified in Section 4.5.

“Securities” means, the Put Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended.

 “Short Sales” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Subsidiary” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

“Third Party Claim” shall have the meaning specified in Section 9.3(a).

“Trading Day” shall mean a day on which the Principal Market shall be open for business.

“Transaction Documents” shall mean this Agreement, the Registration Rights Agreement and all schedules and exhibits hereto and thereto.

“Transfer Agent” shall mean Transhare Corporation, the current transfer agent of the Company, and any successor transfer agent of the Company.

“Valuation Period” shall mean the period of five (5) Trading Days following the Clearing Date associated with the applicable Put Notice.

“VWAP” shall mean the volume weighted average price of the Company’s Common Units.

ARTICLE II

PURCHASE AND SALE OF COMMON UNITS

Section 2.1 PUTS. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII), the Company shall have the right, but not the obligation, during the Commitment Period, to direct the Investor, by its delivery to the Investor of a Put Notice from time to time, to purchase Put Shares (i) in a minimum amount not less than $25,000 based on the Initial Pricing per share and (ii) in a maximum amount up to the lesser of (a) $250,000.00 or (b) 150% of the Average Daily Trading Value of the Common Units during the respective Initial Pricing Period.

Section 2.2 MECHANICS.

(a)     PUT NOTICE. At any time during the Commitment Period, the Company may deliver a Put Notice to Investor, subject to the conditions set forth in Section 7.2; provided, however, that the Investment Amount identified in the applicable Put Notice, when taken together with all prior Put Notices, shall not exceed the Maximum Commitment Amount.

(b)    DATE OF DELIVERY OF PUT NOTICE. A Put Notice shall be deemed delivered on (i) the Trading Day it is received by email by the Investor if such notice is received on or prior to 8:30 a.m. EST or (ii) the immediately succeeding Trading Day if it is received by email after 8:30 a.m. EST on a Trading Day or at any time on a day which is not a Trading Day. The Company shall not deliver another Put Notice to the Investor within ten (10) Trading Days of the Clearing Date associated with the immediately prior Put Notice.

(c)     DELIVERY OF SHARES AND INVESTMENT AMOUNT; CLOSING. Within two (2) Trading Days following the Put Date, the Company shall deliver, or cause to be delivered, to the Investor estimated Put Shares equal to the Investment Amount indicated in the Put Notice divided by the Initial Pricing per share (the “Estimated Put Shares”) as DWAC Shares. Within two (2) Trading Day following the Put Date, Investor shall pay the Investment Amount to the Company by wire transfer of immediately available funds. The Investment Amount shall be deemed delivered on the Trading Day it is received by the Company if such wire is received on or prior to 12:00 noon Eastern time. Similarly, the Put Shares shall be deemed delivered on the Trading Day they are received electronically by Investor if such Put Shares are received on or prior to 12:00 Noon Eastern time. Any wire transfer or Put Shares received after 12:00 Noon Eastern time on a Trading Day shall be deemed to have been received on the next Trading Day. The Closing of a Put shall occur upon the delivery of the Investment Amount and delivery of the Put Shares as described above (the “Closing Date”). In addition, on or prior to such Closing Date, each of the Company and the Investor shall deliver to each other all documents, instruments and writings required to be delivered pursuant to this Agreement or reasonably requested by any of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

Section 2.3 POST-CLOSING ADJUSTMENTS. At the end of the Valuation Period, the Purchase Price shall be established and the number of Put Shares shall be determined for a particular Put as the Investment Amount divided by the Purchase Price. If the number of Estimated Put Shares (Investment Amount divided by Initial Pricing) initially delivered to Investor is greater than the number of Put Shares (Investment Amount divided by Purchase Price) purchased by Investor pursuant to such Put, then, within two (2) Trading Days following the end of the Valuation Period, the Investor shall deliver to the Company any excess Estimated Put Shares associated with such Put. If the number of Estimated Put Shares (Investment Amount divided by Initial Pricing) delivered to Investor is less than the Put Shares purchased by Investor pursuant to a Put, then within two (2) Trading Days following the end of the Valuation Period the Company shall deliver to Investor the difference between the Estimated Put Shares and the Put Shares issuable pursuant to such Put. If the value of the Put Shares based on the Purchase Price determined for a particular Put would cause the Company to exceed the Maximum Commitment Amount, then within two (2) Trading Days following the end of the Valuation Period the Investor shall return to the Company the surplus amount of Put Shares associated with such Put. If the number of the Put Shares (Investment Amount divided by Purchase Price) determined for a particular Put exceeds the Beneficial Ownership Limitation, then within two (2) Trading Days following the end of the Valuation Period the Investor shall return to the Company the surplus amount of Put Shares associated with such Put. Concurrently, the Company shall return within two (2) Trading Days following the end of the respective Valuation Period to the Investor, by wire transfer of immediately available funds, the portion of the Investment Amount related to the portion of Put Shares exceeding the Beneficial Ownership Limitation.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company that:

Section 3.1 INTENT. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any Person in violation of the Securities Act or any applicable state securities laws; provided, however, that the Investor reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2 NO LEGAL ADVICE FROM THE COMPANY. The Investor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

Section 3.3 ACCREDITED INVESTOR. The Investor is an accredited investor as defined in Rule 501(a)(3) of Regulation D, and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

Section 3.4 AUTHORITY. The Investor has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of the Investor is required. Each Transaction Document to which it is a party has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and binding obligation of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 3.5 NOT AN AFFILIATE. The Investor is not an officer, director or “affiliate” (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.6 ORGANIZATION AND STANDING. The Investor is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

Section 3.7 ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor, (b) violate any provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party, or (d) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.

Section 3.8 DISCLOSURE; ACCESS TO INFORMATION. The Investor had an opportunity to review copies of the SEC Documents filed on behalf of the Company and has had access to all publicly available information with respect to the Company.

Section 3.9 MANNER OF SALE. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor that, except as disclosed in the SEC Documents or except as set forth in the disclosure schedules hereto:

Section 4.1 ORGANIZATION OF THE COMPANY. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 4.2 AUTHORITY. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of this Agreement and the other Transaction Documents has been duly executed and delivered by the

Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 4.3 CAPITALIZATION. Except as set forth on Schedule 4.3, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Units to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Units Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Units or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

Section 4.4 LISTING AND MAINTENANCE REQUIREMENTS. The Common Units are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Units under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from the Principal Market on which the Common Units is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

Section 4.5 SEC DOCUMENTS; DISCLOSURE. Except as set forth on Schedule 4.5, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one (1) year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and other federal laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments). Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company.

Section 4.6 VALID ISSUANCES. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid, and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

Section 4.7 NO CONFLICTS. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Put Shares, do not and will not: (a) result in a violation of the Company’s or any Subsidiary’s certificate or articles of incorporation, by-laws or other organizational or charter documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company or any Subsidiary is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the other Transaction Documents (other than any SEC, FINRA or state securities filings that may be required to be made by the Company subsequent to any Closing or any registration statement that may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein.

Section 4.8 NO MATERIAL ADVERSE CHANGE. No event has occurred that would have a Material Adverse Effect on the Company that has not been disclosed in subsequent SEC filings.

Section 4.9 LITIGATION AND OTHER PROCEEDINGS. Except as disclosed in the SEC Documents or as set forth on Schedule 4.9, there are no actions, suits, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties, nor has the Company received any written or oral notice of any such action, suit, proceeding, inquiry or investigation, which would have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any Subsidiary or any current or former director or officer of the Company or any Subsidiary.

Section 4.10 REGISTRATION RIGHTS. Except as set forth on Schedule 4.10, no Person (other than the Investor) has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

Section 4.11 DILUTION. The number of shares of Common Units issuable as Put Shares may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Units declines during the Commitment Period. The Company’s executive officers and board of directors of Soleil Capital Management, LLC, the general partner of the Company (“General Partner”), have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the General Partner has concluded in its good faith business judgment that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Put Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other unitholders of the Company.

ARTICLE V

COVENANTS OF INVESTOR

Section 5.1 COMPLIANCE WITH LAW; TRADING IN SECURITIES. The Investor’s trading activities with respect to shares of Common Units will be in compliance with all applicable state and federal securities laws and regulations and the rules and regulations of FINRA and the Principal Market.

Section 5.2 SHORT SALES AND CONFIDENTIALITY. Neither the Investor, nor any affiliate of the Investor acting on its behalf or pursuant to any understanding with it, will execute any Short Sales during the period from the date hereof to the end of the Commitment Period. For the purposes hereof, and in accordance with Regulation SHO, the sale after delivery of a Put Notice of such number of shares of Common Units reasonably expected to be purchased under a Put Notice shall not be deemed a Short Sale. The Investor shall, until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company in accordance with the terms of this Agreement, maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents.

ARTICLE VI

COVENANTS OF THE COMPANY

Section 6.1 RESERVATION OF COMMON UNITS. The Company shall maintain a reserve from its duly authorized shares of Common Units equal to 100% of the Required Minimum to satisfy its obligation to issue the Put Shares in accordance with the terms of this Agreement.

Section 6.2 LISTING OF COMMON UNITS. The Company shall promptly use commercially reasonable best efforts to secure the listing of all of the Put Shares to be issued to the Investor hereunder on the Principal Market (subject to official notice of issuance) and shall use commercially reasonable best efforts to maintain, so long as any shares of Common Units shall be so listed, the listing of all such Put Shares from time to time issuable hereunder. The Company shall use its commercially reasonable efforts to continue the listing and trading of the Common Units on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of FINRA and the Principal Market.

Section 6.3 [Intentionally Omitted].

Section 6.4 FILING OF CURRENT REPORT AND REGISTRATION STATEMENT. The Company agrees that it shall file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act, relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company shall permit the Investor to review and comment upon the final pre-filing draft version of the Current Report at least two (2) Trading Days prior to its filing with the SEC, and the Company shall give reasonable consideration to all such comments. The Investor shall use its reasonable best efforts to comment upon the final pre-filing draft version of the Current Report within one (1) Trading Day from the date the Investor receives it from the Company. The Company shall also file with the SEC, on or before the date which is forty-five (45) calendar days after the Execution Date, a new registration statement (the “Registration Statement”) covering only the resale of the Put Shares in accordance with the Registration Rights Agreement.

ARTICLE VII

CONDITIONS TO DELIVERY OF

PUT NOTICES AND CONDITIONS TO CLOSING

Section 7.1 CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO ISSUE AND SELL PUT SHARES. In addition to the other terms of this Agreement, the right of the Company to issue and sell the Put Shares to the Investor is subject to the satisfaction of each of the conditions set forth below:

(a) [Intentionally Omitted].

(b) [Intentionally Omitted].

(c) PRINCIPAL MARKET REGULATION. The Company shall not issue any Put Shares, and the Investor shall not have the right to receive any Put Shares, if the issuance of such Put Shares would exceed the aggregate number of shares of Common Units which the Company may issue without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”).

Section 7.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF INVESTOR TO PURCHASE PUT SHARES. The obligation of the Investor hereunder to purchase Put Shares is subject to the satisfaction of each of the following conditions:

(a) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement, and any amendment or supplement thereto, shall remain effective for the resale by the Investor of the Put Shares and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so and (ii) no other suspension of the use of, or withdrawal of the effectiveness of, such Registration Statement or related prospectus shall exist.

(b) ACCURACY OF THE COMPANY’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Closing (except for representations and warranties specifically made as of a particular date).

(c) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company.

(d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Transaction Documents, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Transaction Documents.

(e) ADVERSE CHANGES. Since the date of filing of the Company’s most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

(f) [Intentionally Omitted].

(g) BENEFICIAL OWNERSHIP LIMITATION. The number of Put Shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Units then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than the Beneficial Ownership Limitation (as defined below), as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section 7.2(g), in the event that the amount of Common Units outstanding, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder, is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Units outstanding on such Closing Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Units made pursuant to this Agreement, would own more than the Beneficial Ownership Limitation following such Closing Date. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Units outstanding immediately after giving effect to the issuance of shares of Common Units issuable pursuant to a Put Notice.

(h) PRINCIPAL MARKET REGULATION. The issuance of the Put Shares shall not exceed the Exchange Cap.

(i) NO KNOWLEDGE. The Company shall have no knowledge of any event more likely than not to have the effect of causing the Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen (15) Trading Days following the Trading Day on which such Put Notice is deemed delivered).

(j) NO VIOLATION OF SHAREHOLDER APPROVAL REQUIREMENT. The issuance of the Put Shares shall not violate the shareholder approval requirements of the Principal Market.

(k) OFFICER’S CERTIFICATE. On the date of delivery of each Put Notice, the Investor shall have received the Closing Certificate executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as of the date of each such certificate.

(l) DWAC ELIGIBLE. The Common Units must be DWAC Eligible and not subject to a “DTC chill.”

(m) SEC DOCUMENTS. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act.

(n) RESERVE. The Company shall have reserved sufficient shares of its Common Units for the Investor, pursuant to the terms of this Agreement and all other contracts between the Company and Investor.

ARTICLE VIII

LEGENDS

Section 8.1 NO RESTRICTIVE STOCK LEGEND. No restrictive stock legend shall be placed on the share certificates representing the Put Shares.

Section 8.2 INVESTOR’S COMPLIANCE. Nothing in this Article VIII shall affect in any way the Investor’s obligations hereunder to comply with all applicable securities laws upon the sale of the Common Units.

ARTICLE IX

NOTICES; INDEMNIFICATION

Section 9.1 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or email as a PDF, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by email at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

The addresses for such communications shall be:

If to the Company:

VPR Brands, LP

3001 Griffin Road

Fort Lauderdale, FL 33312

Email: Kevin.Frija@vprbrands.com

Attention: Kevin Frija

If to the Investor:

DiamondRock, LLC

__________________

__________________

Email: Neil@DiamondRockCap.com

Either party hereto may from time to time change its address or email for notices under this Section 9.1 by giving at least ten (10) days’ prior written notice of such changed address to the other party hereto.

Section 9.2 INDEMNIFICATION. Each party (an “Indemnifying Party”) agrees to indemnify and hold harmless the other party along with its officers, directors, employees, and authorized agents, and each Person or entity, if any, who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (an “Indemnified Party”) from and against any Damages, joint or several, and any action in respect thereof to which the Indemnified Party becomes subject to, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Indemnifying Party contained in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, or (iv) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law, as such Damages are incurred, except to the extent such Damages result primarily from the Indemnified Party’s failure to perform any covenant or agreement contained in this Agreement or the Indemnified Party’s negligence, recklessness or bad faith in performing its obligations under this Agreement; provided, however, that the foregoing indemnity agreement shall not apply to any Damages of an Indemnified Party to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made by an Indemnifying Party in reliance upon and in conformity with written information furnished to the Indemnifying Party by the Indemnified Party expressly for use in the Registration Statement, any post-effective amendment thereof or supplement thereto, or any preliminary prospectus or final prospectus (as amended or supplemented).

Section 9.3 METHOD OF ASSERTING INDEMNIFICATION CLAIMS. All claims for indemnification by any Indemnified Party under Section 9.2 shall be asserted and resolved as follows:

(a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 9.2 is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an affiliate thereof (a “Third Party Claim”), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party’s claim for indemnification that is being asserted under any provision of Section 9.2 against an Indemnifying Party, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a “Claim Notice”) with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party’s ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the “Dispute Period”) whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 9.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

(i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.3(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.2). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party’s delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided, further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.2 with respect to such Third Party Claim.

(ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party(with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party’s defense pursuant to this clause (ii) or of the Indemnifying Party’s participation therein at the Indemnified Party’s request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(b) In the event any Indemnified Party should have a claim under Section 9.2 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an “Indemnity Notice”) with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party’s rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(c) The Indemnifying Party agrees to pay the Indemnified Party, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.

(d) The indemnity provisions contained herein shall be in addition to (i) any cause of action or similar rights of the Indemnified Party against the Indemnifying Party or others, and (ii) any liabilities the Indemnifying Party may be subject to.

ARTICLE X

MISCELLANEOUS

Section 10.1 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law. Each of the Company and the Investor hereby submits to the exclusive jurisdiction of the United States federal and state courts located in New York, NY, with respect to any dispute arising under the Transaction Documents or the transactions contemplated thereby.

Section 10.2 JURY TRIAL WAIVER. The Company and the Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Transaction Documents.

Section 10.3 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and the Investor and their respective successors. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other Person.

Section 10.4 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company and the Investor and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as set forth in Section 9.3.

Section 10.5 TERMINATION. The Company may terminate this Agreement at any time by written notice to the Investor, except during any Valuation Period. In addition, this Agreement shall automatically terminate on the earlier of (i) the end of the Commitment Period; (ii) the date that the Company sells and the Investor purchases the Maximum Commitment Amount; (iii) the date in which the Registration Statement is no longer effective; (iv) the date on which the trading of the Common Units shall have been suspended by the SEC, the Principal Market or FINRA, or otherwise halted for any reason, or the Common Units shall have been delisted from the Principal Market; or (v) the date that, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors; provided, however, that the provisions of Articles III, IV, V, VI, IX and the agreements and covenants of the Company and the Investor set forth in Article X shall survive the termination of this Agreement.

Section 10.6 ENTIRE AGREEMENT. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the Company and the Investor with respect to the matters covered herein and therein and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 10.7 FEES AND EXPENSES. Except as expressly set forth in the Transaction Documents or any other writing to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investor.

Section 10.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement may be delivered to the other parties hereto by email of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

Section 10.9 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 10.10 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 10.11 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 10.12 EQUITABLE RELIEF. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 10.13 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

Section 10.14 AMENDMENTS; WAIVERS. No provision of this Agreement may be amended or waived by the parties from and after the date that is one (1) Trading Day immediately preceding the initial filing of the Registration Statement with the SEC. Subject to the immediately preceding sentence, (i) no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto and (ii) no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 10.15 PUBLICITY. The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement, other than as required by law, without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. The Investor acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be “material contracts,” as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

Section 10.16 EXECUTION DATE. For the avoidance of doubt, this Agreement shall only be effective as of the Execution Date.

Section 10.17 PARTICIPATION IN FUTURE FINANCING.

(a) If the SEC declares the Registration Statement for the Put Shares effective, during the 12 month period immediately following the date the SEC declares the Registration Statement for the Put Shares effective, upon any issuance by the Company or any of its Subsidiaries of Common Units or Common Units Equivalents for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), the Investor shall have the right to participate in up to an amount of the Subsequent Financing (that is not an Exempt Issuance), equal to 50% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in such Subsequent Financing; provided, however, where (i) the Person or Persons through or with whom such Subsequent Financing is proposed to be effected will not agree to such participation by the Investor and (ii) the Investor will not agree to finance the total amount of such Subsequent Financing in lieu of the Person or Persons through or with whom such Subsequent Financing is proposed to be effected, the Investor shall have no right to participate in such Subsequent Financing.

(b) Between the time period of 4:00 pm (New York City time) and 6:00 pm (New York City time) on the Trading Day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing (or, if the Trading Day of the expected announcement of the Subsequent Financing is the first Trading Day following a holiday or a weekend (including a holiday weekend), between the time period of 4:00 pm (New York City time) on the Trading Day immediately prior to such holiday or weekend and 2:00 pm (New York City time) on the day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing), the Company shall deliver to the Investor a written notice of the Company’s intention to effect a Subsequent Financing (a “Subsequent Financing Notice”), which notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet and transaction documents relating thereto as an attachment.

(c) The Investor desiring to participate in such Subsequent Financing must provide written notice to the Company by 6:30 am (New York City time) on the Trading Day following the date on which the Subsequent Financing Notice is delivered to the Investor (the “Notice Termination Time”) that the Investor is willing to participate in the Subsequent Financing, the amount of the Investor’s participation, and representing and warranting that the Investor has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice, holds a number of shares of Common Units acquired pursuant to this Agreement equal to or greater than the number proposed to be purchased in the Subsequent Financing, and will not as a result of such purchase beneficially own more than 9.99% of shares of Common Units, either individually or as part of a “group” as defined in Section 13(d) of the Exchange Act. If the Company receives no such notice from the Investor as of such Notice Termination Time, the Investor shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Financing.

(d) If, by the Notice Termination Time, notifications by the Investor of its willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may affect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice. Notwithstanding the foregoing, if (i) the Person or Persons through or with whom such Subsequent Financing is proposed to be effected will not agree to such participation by the Investor and (ii) the Investor will not agree to finance the total amount of such Subsequent Financing in lieu of the Person or Persons through or with whom such Subsequent Financing is proposed to be effected, the Investor shall have no right to participate in such Subsequent Financing.

(e) The Company must provide the Investor with a second Subsequent Financing Notice, and the Investor will again have the right of participation set forth above in this Section 10.17, if the definitive agreement related to the initial Subsequent Financing Notice is not entered into for any reason on the terms set forth in such Subsequent Financing Notice within two (2) Trading Days after the date of delivery of the initial Subsequent Financing Notice.

(f) The Company and the Investor agree that, in connection with a Subsequent Financing, the transaction documents related to the Subsequent Financing shall include a requirement for the Company to issue a widely disseminated press release by 9:30 am (New York City time) on the Trading Day of execution of the transaction documents in such Subsequent Financing (or, if the date of execution is not a Trading Day, on the immediately following Trading Day) that discloses the material terms of the transactions contemplated by the transaction documents in such Subsequent Financing.

(g) Notwithstanding anything to the contrary in this Section 10.17 and unless otherwise agreed to by the Investor, the Company shall either confirm in writing to the Investor that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Investor will not be in possession of any material, non-public information, by 9:30 am (New York City time) on the second (2nd) Trading Day following date of delivery of the Subsequent Financing Notice. If by 9:30 am (New York City time) on such second (2nd) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Investor, such transaction shall be deemed to have been abandoned and the Investor shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(h) Notwithstanding the foregoing, this Section 10.17 shall not apply in respect of an Exempt Issuance.

(i) “Exempt Issuance” means the issuance of (a) shares of Common Units or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company; provided that such issuances shall not exceed up to 2,000,000 shares of Common Units or Common Units Equivalents in any 12-month period (subject to adjustment for reverse and forward stock splits and the like), (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Units issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions, strategic transactions, or, up to 2,000,000 shares of Common Units or Common Units Equivalents in any 12-month period (subject to adjustment for reverse and forward stock splits and the like), issued in payment of contractor invoices in the ordinary course of business, approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year written below.

VPR BRANDS, LP

By:	/s/ Kevin Frija
Name:	Kevin Frija
Title:	Chief Executive Officer
Date: 02/19/2020
DIAMONDROCK, LLC

By:	/s/ Neil B. Rock
Name:	Neil Rock
Title: Date:	Manager 02/19/2020

[Signature Page to Equity Purchase Agreement]

DISCLOSURE SCHEDULES TO

EQUITY PURCHASE AGREEMENT

Schedule 4.3 – Capitalization

None.

Schedule 4.5 – SEC Documents

The Company’s Annual Report on 10-K for the year ended 12/31/18 was not filed until 5/6/19 which was after the extended due date for same.

Schedule 4.9 – Litigation

None.

Schedule 4.10 – Registration Rights

None.

EXHIBIT A

FORM OF PUT NOTICE

TO: DIAMONDROCK, LLC

DATE: ____________________

We refer to the Equity Purchase Agreement, dated February 19, 2020 (the “Agreement”), entered into by and between VPR Brands, LP and you. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby:

1) Give you notice that we require you to purchase $__________ (the “Investment Amount”) in Put Shares; and

2) The purchase price per share, pursuant to the terms of the Agreement, is _________; and

3) Certify that, as of the date hereof, the conditions set forth in Section 7.2 of the Agreement are satisfied.

VPR BRANDS, LP

By:
Name:
Title:

EXHIBIT B

FORM OF OFFICER’S CERTIFICATE

OF VPR BRANDS, LP

Pursuant to Section 7.2(k) of that certain Equity Purchase Agreement, dated February 19, 2020 (the “Agreement”), by and between VPR Brands, LP (the “Company”) and DiamondRock, LLC (the “Investor”), the undersigned, in his capacity as Chief Execute Officer of the Company, and not in his individual capacity, hereby certifies, as of the date hereof (such date, the “Condition Satisfaction Date”), the following:

1. The representations and warranties of the Company are true and correct in all material respects as of the Condition Satisfaction Date as though made on the Condition Satisfaction Date (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including the Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties of the Company set forth in the Agreement to be incorrect and which have been corrected with no continuing impairment to the Company or the Investor; and

2. All of the conditions precedent to the obligation of the Investor to purchase Put Shares set forth in the Agreement, including but not limited to Section 7.2 of the Agreement, have been satisfied as of the Condition Satisfaction Date.

Capitalized terms used herein shall have the meanings set forth in the Agreement unless otherwise defined herein.

IN WITNESS WHEREOF, the undersigned has hereunto affixed his hand as of the ______________________.

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